Exhibit 10.2

PROMISSORY NOTE

$100,000,000.00	June 25, 2007

For value received, H. James Knuppe and Barbara Knuppe (each hereinafter a “Borrower” and collectively the “Borrowers”), jointly and severally promise and agree to pay to the order of EXTRA SPACE STORAGE LP, a Delaware limited partnership, for itself and its successors and assigns (“Lender”), in lawful money of the United States of America, the principal sum of ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00), together with interest on the unpaid outstanding balance owing hereunder at the rate or rates or in the amounts computed as provided herein, together with all other amounts due Lender under this Note, all payable in the manner and at the time or times provided herein.

1.             Interest Rate/Interest-Only Payments Prior to Maturity/Off Set Against Preferred Payments.  The outstanding balance of the amount due hereunder shall bear interest from the date set forth on this Note through and including the dates of payment at the rate of four and eighty-five one hundredths percent (4.85%) per annum (the “Interest Rate”).  Payments of interest-only on the Loan shall be payable quarterly on the first day of July, October, January, and April during the term of the Loan through the Maturity Date (as defined below).  Interest shall be calculated on the basis of a 360-day year for the actual number of days in the applicable period.  All payments made under this Note shall be applied as follows: (i) first, to fees, expenses, costs and other similar amounts then due and payable to Lender, (ii) second, to accrued and unpaid interest on the principal balance of the Note, (iii) third, to the payment of principal due in the month in which the payment or prepayment is made, if any, (iv) fourth, to any other amounts then due Lender hereunder; and (v) last, to the unpaid principal balance of this Note.  Borrowers are the owners of and expect to acquire in the future certain Series A Preferred Units in Lender (the “Series A Units”) pursuant to which Borrowers are entitled to receive preferred distributions from Lender.  Borrowers and Lender agree that Lender will off set any amounts then due and payable hereunder against the distributions payable to Borrowers, or either of them, with respect to the Series A Units (whether now owned or hereafter acquired by Borrowers or by either Borrower) and will pay any excess amounts to Borrowers.  Furthermore, to the extent of any amounts then due and owing, but unpaid, by Lender with respect to the Series A Units, Borrowers may, at Borrowers’ option and notwithstanding any assignment by Lender of Lender’s rights under this Note to any controlled affiliate of Lender, set off such amounts against amounts then due and owing under this Note.

2.             Maturity Date.  Unless extended by mutual agreement of Borrowers and Lender or accelerated pursuant to the provisions of this Note, Borrowers shall pay to Lender all principal and other amounts due and unpaid hereunder on June 25, 2017 (the “Maturity Date).  Unless otherwise specified in writing by Lender, all payments hereunder shall be paid to Lender at 2795 E. Cottonwood Parkway, #400, Salt Lake City, Utah 84121.

3.             Acceleration/Remedies.  If:

(i)            Borrowers fail to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or

(ii)           any violation or breach of any provision of, or any event of default under or breach of any provision of this Note (other than that listed in Subsection 3(i) above, and if such violation or breach is not cured within ten (10) days after Lender’s notice to Borrowers, plus an additional thirty (30) days to cure such breach or default if: (a) such failure does not involve the payment of a monetary obligation contained herein or in the Pledge (as defined below); (b) such failure cannot reasonably be cured within ten (10) days; (c) Borrowers are diligently undertaking to cure such default, and (d) Borrowers have provided Lender with security reasonably satisfactory to Lender against any interruption of payment or impairment of collateral as a result of such continuing failure;

(iii)          Either Borrower exercises such Borrower’s right under the Second Amended and Restated Agreement of Limited Partnership of Lender dated                  , 2007 (the “Partnership Agreement”) to redeem any or all of the Series A Units then the entire principal sum remaining unpaid, together with all interest thereon and any other sum payable under this Note, shall immediately, without notice or demand from Lender, become due and payable.  In addition to the rights set forth in this Section 3, and in addition to any other rights and remedies available to Lender under applicable law, if any of the foregoing events shall occur, Lender shall have the right to seek recourse under the Pledge, including, without limitation, the right to execute on some or all of the Series A Units.

4.             Limitation of Interest Rate.  If any interest is contracted for, charged or received under this Note, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event: (i) the provisions of this paragraph shall govern and control; (ii) neither Borrowers nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law;  (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Borrowers, at the option of the Lender; and  (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof.  It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Borrowers or otherwise by Lender in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Lender to receive a greater interest per annum rate than is presently allowed, the Borrowers agree that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

5.             Waiver/Consent.  Borrowers, co-makers, sureties, endorsers and guarantors, and each of them (each such person, other than the Borrowers, an “Obligor”) who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any term and provision thereof, which may be made, granted or consented to by Lender, and agree that suit may be brought and maintained against any one or more of them, at the election of Lender without joinder of any other as a party thereto, and that Lender shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note.  Borrowers and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Lender’s actual attorneys’ fees.

6.             Collateral.  This Note is secured by a pledge (the “Pledge”) by Borrowers of all Series A Units of Lender that that are presently owned or are hereafter acquired by either Borrower.

7.             Governing Law.  This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Utah and of the United States of America.

8.             Entire Agreement.  This Note and the Pledge constitute the entire agreement of the Borrowers and Lender with respect to the subject matter hereof and supersede all prior understandings, agreements and representations, express or implied.

9.             No Waiver.  No delay or failure or forbearance or other act of commission or omission on the part of Lender in exercising any rights under this Note on default by either Borrower including, without limitation, Lender’s right to accelerate, nor reinstatement of this Note by Lender after such exercise, shall operate as a waiver of Lender’s right to exercise such right or of any other right under this Note, or as a release of any Borrower, for the same default or any other default, except to the extent such waiver is in writing and signed by Lender and then only to the extent specifically set forth in writing.

10.           Modification.  No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Borrowers and Lender.  Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

11.           Assignment.  Neither party may delegate its duties or assign its rights under this Note without the other party’s prior, written consent; provided, however, that notwithstanding the provisions of this Paragraph 11, Lender shall have the right to assign its rights under this Note to any controlled affiliate of Lender without the consent of Borrowers.

12.           Binding Effect.  Subject to the immediately preceding paragraph, this Note and all of the covenants, promises and agreements contained in it shall be binding on and inure to the benefit of the respective legal and personal representatives, devises, heirs, successors and assigns of each Borrower and Lender.

13.           Severability.  Any provision in this Note which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.  Should any provision of this Note be deemed invalid or unenforceable under applicable law, all of the remaining provisions shall remain unchanged and in full force and effect.

14.           Joint and Several Obligations.  The obligations of Borrowers under this Note are joint and several.

[Signatures on Following Page]

Executed as of the date first written above.

BORROWERS:

/s/ H. James Knuppe
H. James Knuppe

/s/ Barbara Knuppe
Barbara Knuppe